Exhibit 99.1

Eterna Therapeutics Reports Financial Results for Fourth Quarter and Full Year 2022 and Recent Business Highlights

– Executed income generating license agreement with Lineage Cell Therapeutics to develop gene-edited induced pluripotent stem cell (iPSC)-derived therapies for multiple neurology indications

– Entered into a sublease agreement with Bristol Myers Squibb to occupy 45,000 sq. ft. of lab and office space at Cambridge Crossing development in Cambridge, Massachusetts

– Appointed Matt Angel, Ph.D. as Chief Executive Officer and President

CAMBRIDGE, MASS., March 20, 2023 (GLOBE NEWSWIRE) -- Eterna Therapeutics Inc. (Nasdaq: ERNA) (“Eterna” or the “Company”), a life science company committed to realizing the potential of mRNA cell engineering to provide patients with transformational new medicines, today announced financial results for the quarter and year ended December 31, 2022 and provided a business update.

“2022 was a transformational year for Eterna, and we believe that we made significant progress executing on our core strategy of unlocking the potential of mRNA cell engineering through strategic collaboration,” said Matt Angel, Ph.D., Chief Executive Officer of Eterna. “We remained focused on expanding our capabilities to support the development of next-generation mRNA-based therapeutic products, and deploying our extensive portfolio of in-licensed mRNA cell engineering patents through strategic partnerships. We believe that our accomplishments have positioned us to drive value for shareholders, partners, and patients, and for continued growth across our business.”

Significant milestones in 2022 and year-to-date 2023 include:

•
In February 2023, Eterna entered into an income generating, exclusive cell line customization and license agreement with Lineage Cell Therapeutics, Inc. (“Lineage”) under which Eterna has agreed to develop novel gene-edited pluripotent stem cell (iPSC) lines, which Lineage may evaluate for development into cell transplant therapies for the treatment of certain central nervous system (CNS) disorders and other neurology indications. Eterna is the exclusive licensee of the key intellectual property underlying this partnership. This is Eterna’s first income generating agreement, leveraging its extensive patent portfolio in-licensed from its partner, Factor Bioscience Limited (“Factor”).

•
In January 2023, Eterna appointed Matt Angel, Ph.D. as CEO and President of Eterna. Dr. Angel had previously served as Interim CEO and President of Eterna since May 2022, and he has continued to serve on the Company's Board of Directors.

•
In November 2022, Eterna entered into an amended license agreement with Factor under which Eterna obtained expanded rights to sublicense Factor’s entire portfolio of more than 100 patents related to mRNA-based cell engineering technologies to third parties.

•
In October 2022, Eterna entered into a sublease agreement with Bristol Myers Squibb (“BMS”) for the entire top floor (approximately 45,000 square feet) of 250 Water Street, a new approximately 450,000 square feet building located at the new Cambridge Crossing development in the heart of the greater Boston biotech community.  BMS has agreed to provide $8.6 million for Eterna to build out the space into a state-of-the-art lab and office.

•
In October 2022, the Company completed its name change from Brooklyn ImmunoTherapeutics, Inc. to Eterna Therapeutics Inc. to reflect the Company’s focus on deploying its extensively patented in-licensed mRNA cell engineering technologies.

•
In September 2022, Eterna entered into a Master Services Agreement (“MSA”) and first work order under the MSA with Factor, giving Eterna access to Factor’s research laboratory facilities, scientific equipment, training in mRNA, iPSC and gene-editing technology, protocols related to the development of mRNA cell engineering products, and in vitro transcription templates, mRNA constructs, and iPS cells.

•
In August 2022, Eterna entered into a sponsored research agreement with Michael Andreeff, M.D., Ph.D., Professor of Leukemia at The University of Texas MD Anderson Cancer Center.  Under the agreement, Dr. Andreeff will evaluate the capacity of Eterna’s gene-edited iPSC-derived therapeutic candidates to stimulate enhanced immune responses, including their effects on various aspects of T-cell mediated immunity, and to promote multilineage differentiation and hematopoietic regeneration in vivo.

•	In March and December 2022, Eterna announced the completion of two private placements yielding combined gross proceeds of approximately $20 million.

Fourth Quarter and Full Year 2022 Financial Results

Research and development expenses were $2.0 million for the fourth quarter of 2022, which included $0.2 million of non-cash stock-based compensation expense. For the full year of 2022, research and development expenses were $10.4 million, which included $1.2 million of non-cash stock-based compensation expense. General and administrative expenses were $2.8 million for the fourth quarter of 2022, which included $0.2 million of non-cash stock-based compensation expense. For the full year of 2022, general and administrative expenses were $16.8 million, which included $1.7 million of non-cash stock-based compensation expense. The impairment of in-process research and development was approximately $6.0 million for the full year of 2022 and related to the Company’s decision to not further develop the IRX-2 product candidate associated with its legacy immunotherapy business. There was no such charge in the fourth quarter of 2022. The change in the fair value of warrant liabilities was a credit of $0.3 million for the fourth quarter of 2022 and a credit of $10.8 million for the full year of 2022.

Net loss for the fourth quarter of 2022 was $4.5 million, or $1.24 per share. For the full year of 2022, net loss was $24.6 million, or $8.06 per share. As of December 31, 2022, Eterna had cash of approximately $15.5 million, of which approximately $4.1 million was restricted cash, collateralizing a letter of credit with respect to our BMS sublease.

Earlier today, Eterna filed its Annual Report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission.

About Eterna Therapeutics Inc.
Eterna Therapeutics is a life science company committed to realizing the potential of mRNA cell engineering to provide patients with transformational new medicines. Eterna has in-licensed a portfolio of over 100 patents covering key mRNA cell engineering technologies, including technologies for mRNA cell reprogramming, mRNA gene editing, the NoveSlice™ and UltraSlice™ gene-editing proteins, and the ToRNAdo™ mRNA delivery system from Factor Bioscience. NoveSlice™, UltraSlice™, and ToRNAdo™ are trademarks of Factor Bioscience. For more information, please visit www.eternatx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “believe,” “could,” “estimate,” “anticipate,” “expect,” “plan,” “possible,” “potential,” “project,” “will” or other similar words and the negatives of such words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to, uncertainties related to: (i) the evolution of Eterna’s business model into a platform company focused on mRNA, iPS cell and gene editing technologies; (ii) Eterna’s ability to successfully, cost-effectively and efficiently develop its technology and products; (iii) Eterna’s ability to successfully commence clinical trials of any products on a timely basis or at all; (iv) Eterna’s ability to successfully fund and manage the growth of its development activities; and (v) Eterna ’s ability to obtain regulatory approvals of its products for commercialization. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this communication speak only as of the date on which they were made, and Eterna does not undertake any obligation to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date hereof, except as required by applicable law. Factors that may cause Eterna’s actual results to differ from those expressed or implied in forward-looking statements contained in this press release are more fully disclosed in Eterna’s periodic public filings with the U.S. Securities and Exchange Commission, particularly under the heading “Risk Factors” in Eterna’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as under similar headings in Eterna’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact:
investors@eternatx.com

Media Contact:
EternaPR@westwicke.com

Selected Financial Data

(in thousands, except per share data)

STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Operating expenses:
Research and development	$1,962	$4,249	$10,392	$12,705
Impairment of in-process research and development	-	-	5,990	-
In-process research and development	-	-	-	80,538
General and administrative	2,775	4,273	16,835	14,724
Transaction costs	-	-	-	5,765
Total operating expenses	4,737	8,522	33,217	113,732

Loss from operations	(4,737)	(8,522)	(33,217)	(113,732)

Other income (expenses):
Loss on sale of NTN assets	-	-	-	(9,648)
Change in fair value of warrant liabilities	302	-	10,795	-
Loss on non-controlling investment	(9)	-	(941)	-
Other (expense) income, net	(5)	634	(1,171)	899
Total other income (expenses), net	288	634	8,683	(8,749)

Loss before income taxes	(4,449)	(7,888)	(24,534)	(122,481)
Provision for income taxes	(40)	(64)	(45)	(64)
Net loss	(4,489)	(7,952)	(24,579)	(122,545)
Series A preferred stock dividend	(8)	(8)	(16)	(16)
Net loss attributable to common stockholders	$(4,497)	$(7,960)	$(24,595)	$(122,561)

Net loss per common share - basic and diluted	$(1.24)	$(3.06)	$(8.06)	$(56.61)

Weighted average shares outstanding - basic and diluted	3,631	2,602	3,051	2,165

SELECTED BALANCE SHEET DATA

	As of December 31, 2022	As of December 31, 2021
Cash	$11,446	$16,985
Restricted cash	4,095	-
Total assets	22,279	31,525
Total liabilities	10,172	6,022
Total stockholders' equity	12,107	25,503